Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

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                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)


       NEW YORK                                                 13-4994650
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                     identification No.)


            270 PARK AVENUE
          NEW YORK, NEW YORK                                        10017
(Address of principal executive offices)                         (Zip Code)


                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

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                            COMVERSE TECHNOLOGY, INC.
               (Exact name of obligor as specified in its charter)


          NEW YORK                                              13-3238402
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification No.)


        170 CROSSWAYS PARK DRIVE
          WOODBURY, NEW YORK                                        11797
(Address of principal executive offices)                         (Zip Code)


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             ZERO YIELD PUTTABLE SECURITIES (ZYPS) DUE MAY 15, 2023
                       (Title of the indenture securities)

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
                                     GENERAL

Item 1.    General Information.

           Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

                      New York State Banking Department, State House, Albany, New York 12110.

                      Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                      Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                      Federal Deposit Insurance Corporation, Washington, D.C., 20429.


           (b) Whether it is authorized to exercise corporate trust powers.

                      Yes.


Item 2.    Affiliations with the Obligor and Guarantors.

           If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

           None.

Item 16.     List of Exhibits

             List below all exhibits filed as a part of this Statement of Eligibility.

             1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

             2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

             3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.


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             4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to
Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

             5. Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

             7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

             8. Not applicable.

             9. Not applicable.


                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of June, 2003.



                                            JPMORGAN CHASE BANK


                                            By  /s/ Nicholas Sberlati
                                                ------------------------------
                                                /s/ Nicholas Sberlati
                                                Trust Officer



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
                              Exhibit 7 to Form T-1
                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF
                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,
                   at the close of business March 31, 2003, in
         accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act.


                                                                          DOLLAR AMOUNTS
                                     ASSETS                                 IN MILLIONS
Cash and balances due from depository institutions:
      Noninterest-bearing balances and
      currency and coin .................................................   $  21,415
      Interest-bearing balances .........................................       6,882
Securities:
Held to maturity securities..............................................         334
Available for sale securities............................................      80,076
Federal funds sold and securities purchased under
      agreements to resell ..............................................
      Federal funds sold in domestic offices                                   14,044
      Securities purchased under agreements to resell                          73,060
Loans and lease financing receivables:
      Loans and leases held for sale.....................................      25,832
      Loans and leases, net of unearned income...........................   $ 161,345
      Less: Allowance for loan and lease losses..........................       3,823
      Loans and leases, net of unearned income and
      allowance .........................................................     157,522
Trading Assets ..........................................................     189,427
Premises and fixed assets (including capitalized leases).................       6,186
Other real estate owned .................................................         131
Investments in unconsolidated subsidiaries and
      associated companies...............................................         691
Customers' liability to this bank on acceptances
      outstanding .......................................................         225
Intangible assets
        Goodwill.........................................................       2,180
        Other Intangible assets..........................................       3,314
Other assets ............................................................      40,377

TOTAL ASSETS ............................................................   $ 621,696
                                                                           ==========



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
                                   LIABILITIES
Deposits
      In domestic offices ...............................................   $ 174,351
      Noninterest-bearing ...............................................   $  70,991
      Interest-bearing ..................................................     103,360
      In foreign offices, Edge and Agreement
      subsidiaries and IBF's ............................................     125,789
     Noninterest-bearing.................................................   $   7,531
      Interest-bearing ..................................................     118,258

Federal funds purchased and securities sold under agree- ments to repurchase:
      Federal funds purchased in domestic offices........................       5,929
      Securities sold under agreements to repurchase.....................     113,903
Trading liabilities .....................................................     116,329
Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases)..........................      10,758
Bank's liability on acceptances executed and outstanding.................         225
Subordinated notes and debentures .......................................       8,306
Other liabilities .......................................................      29,735
TOTAL LIABILITIES .......................................................     585,325
Minority Interest in consolidated subsidiaries...........................          97

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus............................           0
Common stock ............................................................       1,785
Surplus  (exclude all surplus related to preferred stock)................      16,304
Retained earnings........................................................      17,228
Accumulated other comprehensive income...................................         957
Other equity capital components..........................................           0
TOTAL EQUITY CAPITAL ....................................................      36,274
                                                                           ----------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                    $ 621,696
                                                                           ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                           JOSEPH L. SCLAFANI



We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                           WILLIAM B. HARRISON, JR. )
                           HELENE L. KAPLAN         ) DIRECTORS
                           WILLIAM H. GRAY, III     )






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